UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

MGIC INVESTMENT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MGIC Investment Corporation
MGIC Investment Corporation

Preliminary Copy

May 28, 2013

Dear Shareholder:

It is my pleasure to invite you to attend our Special Meeting of Shareholders to be held on June 27, 2013, at 9:00 a.m in the Bradley Pavilion of the Marcus Center for the Performing Arts in Milwaukee, Wisconsin.

At our special meeting, we will ask shareholders to approve an amendment to our Articles of Incorporation to increase our authorized Common Stock from 680,000,000 shares to 1,000,000,000 shares.

Your vote is important. Even if you plan to attend the meeting, we encourage you to vote as soon as possible. You may vote by telephone, over the Internet or by mail. Please read our proxy statement for more information about our meeting and the voting process.

Sincerely,

Curt S. Culver
Chairman and
Chief Executive Officer

Notice of Special Meeting of Shareholders and Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 27, 2013:
Our proxy statement is available free of charge at http://mtg.mgic.com/proxyinfo.

MGIC INVESTMENT CORPORATION

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
June 27, 2013

To Our Shareholders:

A Special Meeting of Shareholders of MGIC Investment Corporation will be held in the Bradley Pavilion of the Marcus Center for the Performing Arts, 929 North Water Street, Milwaukee, Wisconsin, on June 27, 2013, at 9:00 a.m., to vote on the approval of an amendment to our Articles of Incorporation to increase our authorized Common Stock from 680,000,000 shares to 1,000,000,000 shares.

Only shareholders of record at the close of business on May 20, 2013, will be entitled to vote at the Special Meeting and any postponement or adjournment of the meeting.

By Order of the Board of Directors

Jeffrey H. Lane, Secretary
May 28, 2013

YOUR VOTE IS IMPORTANT
PLEASE PROMPTLY VOTE VIA TOLL-FREE TELEPHONE NUMBER, OVER THE INTERNET OR BY COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY CARD OR VOTING INSTRUCTION FORM

MGIC Investment Corporation
P.O. Box 488
MGIC Plaza, 250 East Kilbourn Avenue
Milwaukee, WI 53201

Proxy Statement

Our Board of Directors is soliciting proxies for the Special Meeting of Shareholders to be held at 9:00 a.m., June 27, 2013, in the Bradley Pavilion of the Marcus Center for the Performing Arts, 929 North Water Street, Milwaukee, Wisconsin, and at any postponement or adjournment of the meeting. In this proxy statement we sometimes refer to MGIC Investment Corporation as “the Company,” “we” or “us.” This proxy statement and the enclosed form of proxy are being mailed to shareholders beginning on May 28, 2013. If you have any questions about attending our Special Meeting, you can call our Investor Relations personnel at (414) 347-6480.

ABOUT THE MEETING AND PROXY MATERIALS

What is the purpose of the Special Meeting?

At our Special Meeting, shareholders will act on the approval of an amendment to our Articles of Incorporation to increase our authorized Common Stock from 680,000,000 shares to 1,000,000,000 shares.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on May 20, 2013, the record date for the meeting, are entitled to receive notice of and to participate in the Special Meeting. For each share of Common Stock that you held on that date, you are entitled to one vote on the matter considered at the meeting. On the record date, 337,758,169 shares of Common Stock were outstanding and entitled to vote.

What is a proxy?

A proxy is another person you legally designate to vote your shares. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

How do I vote my shares?

If you are a shareholder of record, meaning your shares are registered directly in your name with Wells Fargo Bank Minnesota, N.A., our stock transfer agent, you may vote your shares in one of three ways:

●
By Telephone — Shareholders of record who live in the United States or Canada may submit proxies by telephone by calling 1-800-560-1965 and following the instructions. Shareholders of record must have the control number that appears on their proxy card available when voting.

●	By Internet — Shareholders may submit proxies over the Internet by following the instructions on the proxy card.

●	By Mail — Shareholders may submit proxies by completing, signing and dating their proxy card and mailing it in the accompanying pre-addressed envelope.

If you attend the meeting, you may withdraw your proxy and vote your shares in person.

If you hold your shares in “street name,” meaning your shares are held in a stock brokerage account or by a bank or other nominee, your broker or nominee has enclosed or provided a voting instruction form for you to use to direct the broker or nominee how to vote your shares. Certain of these institutions offer telephone and Internet voting.

If you hold shares as a participant in our Profit Sharing and Savings Plan, you may instruct the plan trustee how to vote those shares in any one of three ways:

●
By Telephone — If you live in the United States or Canada, you may submit a proxy by telephone by calling 1-800-560-1965 and following the instructions. You must have the control number that appears on your proxy card available when voting.

●	By Internet — You may submit a proxy over the Internet by following the instructions on the proxy card.

●	By Mail — You may submit a proxy by completing, signing and dating your proxy card and mailing it in the accompanying pre-addressed envelope.

The plan trustee will vote shares held in your account in accordance with your instructions and the plan terms. The plan trustee may vote the shares for you if your instructions are not received at least five days before the Special Meeting date.

Please contact our Investor Relations personnel at (414) 347-6480 if you would like directions on attending the Special Meeting and voting in person. At our meeting, you will be asked to show some form of identification (such as your driving license).

Can I change my vote after I return my proxy card?

Yes. If you are a shareholder of record, you can revoke your proxy at any time before your shares are voted by advising our corporate Secretary in writing, by granting a new proxy with a later date, or by voting in person at the meeting. If your shares are held in street name by a broker, bank or nominee, or in our Profit Sharing and Savings Plan, you must follow the instructions of the broker, bank, nominee or plan trustee on how to change your vote.

How are the votes counted?

A quorum is necessary to hold the meeting and will exist if a majority of the 337,758,169 shares of Common Stock outstanding on the record date are represented, in person or by proxy, at the meeting. Votes cast by proxy or in person at the meeting will be counted by Wells Fargo Bank Minnesota, N.A., which has been appointed by our Board to act as inspector of election for the meeting.

Shares represented by proxy cards marked “Abstain” will be counted to determine the presence of a quorum, but will not be counted as votes for or against that matter. “Broker non-votes,” which occur when a broker or other nominee does not vote on a particular matter because the broker or other nominee does not have authority to vote without instructions from the beneficial owner of the shares and has not received such instructions, will be counted for quorum purposes but will not be counted as votes for or against any matter. Brokers and other nominees have discretionary authority to vote shares without instructions from the beneficial owner of the shares only for matters considered routine. Nominees will not have discretionary authority to vote shares on the approval of an amendment to our Articles of Incorporation to increase our authorized Common Stock from 680,000,000 shares to 1,000,000,000 shares without instructions from the beneficial owner.

What is the Board’s recommendation?

Our Board of Directors recommends a vote FOR approval of an amendment to our Articles of Incorporation to increase our authorized Common Stock from 680,000,000 shares to 1,000,000,000 shares.  If you sign and return a proxy card or voting instruction form without specifying how you want your shares voted, the named proxies will vote your shares in accordance with the recommendation of the Board.

Will any other items be acted upon at the Special Meeting?

No other business will be presented at the Special Meeting.

What are the deadlines for submission of shareholder proposals for the next Annual Meeting?

Shareholders may submit proposals on matters appropriate for shareholder action at future Annual Meetings by following the SEC’s rules. Proposals intended for inclusion in next year’s proxy materials must be received by our Secretary no later than November 25, 2013.

Under our Amended and Restated Bylaws (“Bylaws”), a shareholder who wants to bring business before the Annual Meeting that has not been included in the proxy materials for the meeting, or who wants to nominate directors at the meeting, must be eligible to vote at the meeting and give written notice of the proposal to our corporate Secretary in accordance with the procedures contained in our Bylaws. Our Bylaws require that shareholders give notice to our Secretary at least 45 and not more than 70 days before the first anniversary of the date set forth in our proxy statement for the prior Annual Meeting as the date on which we first mailed such proxy materials to shareholders. For the 2014 Annual Meeting, the notice must be received by the Secretary no later than February 8, 2014, and no earlier than January 14, 2014. For director nominations, the notice must comply with our Bylaws and provide the information required to be included in the proxy statement for individuals nominated by our Board. For any other proposals, the notice must describe the proposal and why it should be approved, identify any material interest of the shareholder in the matter, and include other information required by our Bylaws.

Who pays to prepare, mail and solicit the proxies?

We will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, our employees may solicit proxies by telephone, email, facsimile or personal interview. We have also engaged D.F. King & Co., Inc. to provide proxy solicitation services for a fee of $14,000, plus expenses such as charges by brokers, banks and other nominees to forward proxy materials to the beneficial owners of our Common Stock.

STOCK OWNERSHIP

The following table identifies the beneficial owners of more than 5% of our Common Stock as of May 10, 2012, based on information filed with the SEC pursuant to Section 13(d) or Section 13(g) of the Securities Exchange Act of 1934. The table also shows the amount of our Common Stock beneficially owned by our named executive officers and all directors and executive officers as a group. Unless otherwise noted, the parties listed in the table have sole voting and investment power over their shares, and information regarding our directors and executive officers is given as of close of business on May 10, 2013.

Name	Shares Beneficially Owned (1)	Percent of Class
James A. Abbott (3), (5)	37,978	*
Thomas M. Hagerty (3), (5)	28,336	*
Timothy A. Holt (5)	0	*
Kenneth M. Jastrow, II (2), (5)	32,698	*
Daniel P. Kearney (3), (5)	86,266	*
Michael E. Lehman (3), (5)	10,489	*
William A. McIntosh (2), (5)	56,573	*
Leslie M. Muma (2), (4), (5)	152,139	*
Donald T. Nicolaisen (3), (5)	66,399	*
Mark M. Zandi (5)	0	*
Curt S. Culver(6)	1,156,583	*
J. Michael Lauer(6)	704,307	*
Patrick Sinks(6)	536,168	*
Jeffrey H. Lane(6)	393,139	*
Lawrence J. Pierzchalski(6)	288,636	*
All directors and executive officers as a group (16 persons)(5), (6)	3,567,160	1.1%

*	Less than 1%

(1)	Ownership information is as of May 10, 2013. Unless otherwise noted, all directors and executive officers have sole voting and investment power with respect to the shares.

(2)	Includes 2,000 shares held under our 1993 Restricted Stock Plan for Non-Employee Directors. The directors have sole voting power and no investment power over these shares.

(3)
Includes shares underlying RSUs as follows: Mr. Abbott — 3,050; Mr. Hagerty — 3,050; Mr. Jastrow — 3,050; Mr. Kearney — 3,050; Mr. Lehman — 3,050; Mr. McIntosh — 3,050; Mr. Muma — 3,050; and Mr. Nicolaisen — 1,700. Such units were issued pursuant to our RSU award program and could be settled in shares of Common Stock within 60 days of the record date. Also includes the following RSUs, which are held under the Deposit Share Program for Non-Employee Directors under our 2002 Stock Incentive Plan and could be settled in shares of Common Stock within 60 days of the record date: Mr. Abbott — 1,491; Mr. Hagerty — 17,105; Mr. Jastrow — 19,769; Mr. Kearney — 5,733; Mr. Muma — 4,098; and Mr. Nicolaisen — 14,517. Directors have neither voting nor investment power over the shares underlying any of these units. Includes 6,733 shares that Mr. Jastrow held under the Deposit Share Program for Non-Employee Directors under our 1991 Stock Incentive Plan and 2002 Stock Incentive Plan. Mr. Jastrow has sole voting power and no investment power over these shares.

(4)	Includes 9,132 shares owned by a trust of which Mr. Muma is a trustee and a beneficiary and as to which Mr. Muma disclaims beneficial ownership except to the extent of his interest in the trust.

(5)
Excludes cash-settled share units held under our Deferred Compensation Plan over which the directors have neither voting nor investment power, as follows: Mr. Abbott — 36,364; Mr. Hagerty — 55,423; Mr. Holt — 36,364; Mr. Jastrow — 66,500; Mr. Kearney — 126,825; Mr. Lehman — 37,745; Mr. McIntosh — 36,364; Mr. Muma — 64,072; Mr. Nicolaisen — 90,771; and Dr. Zandi — 36,364.

(6)
Includes shares that could be purchased on the record date or within 60 days thereafter by exercise of stock options granted to the executive officers: Mr. Culver — 80,000; Mr. Lauer — 27,000; Mr. Sinks — 40,000; Mr. Lane — 27,000; Mr. Pierzchalski — 27,000; and all executive officers as a group — 201,000. Also includes shares held in our Profit Sharing and Savings Plan by the executive officers: Mr. Culver — 12,696; Mr. Lauer — 53,275; Mr. Sinks — 11,733; and all executive officers as a group — 77,704. Excludes shares underlying restricted stock units (“RSUs”) that cannot be settled in Common Stock within 60 days of the record date: Mr. Culver — 768,318; Mr. Lauer — 253,084; Mr. Sinks — 466,450; Mr. Lane — 253,084; Mr. Pierzchalski — 253,084; and all executive officers as a group — 2,091,354. Also includes shares for which voting and investment power are shared as follows: Mr. Lauer — 612,512, and all directors and executive officers as a group — 629,961.

Item 1.	Approval of an amendment to our Articles of Incorporation to increase our authorized Common Stock

We are recommending that shareholders approve an amendment to Article 4 of our Articles of Incorporation to increase the number of shares of our Common Stock that we are authorized to issue from 680,000,000 to 1,000,000,000. As of May 20, 2013, (a) approximately 338 million shares of Common Stock were outstanding, (b) approximately 126 million shares may be issued upon the conversion of our convertible notes and debentures, (c) approximately 8 million shares were reserved under our stock incentive plans and (d) approximately 47 million shares are, or, in the case of shares not yet issued, will need to be, reserved to be issued pursuant to our shareholder rights agreement.

Based on the foregoing, approximately 161 million shares remain available. Of these shares, only approximately 146 million could be issued, considering that issuance of these shares would require us to reserve approximately 15 million additional shares under our shareholder rights agreement.

Our Board believes that it would be prudent for the Company to have the flexibility to issue additional shares of Common Stock in the discretion of the Board, without the delay of a special shareholders’ meeting. All available shares, including additional shares authorized by the amendment, will be available for general corporate purposes, including stock dividends, financings, mergers and acquisitions and employee benefit programs. At the date of mailing of this proxy statement, we did not have any plans to issue any additional shares of Common Stock, other than the possible issuance of reserved shares under our 2002 Stock Incentive Plan and 2011 Omnibus Incentive Plan.

Shareholders do not have any preemptive rights to subscribe for any shares of Common Stock, including those authorized by the amendment. Any of the authorized shares of Common Stock may be issued by action of the Board without further action by shareholders, other than as may be required by the rules of the NYSE or the Business Corporation Law of Wisconsin, our state of incorporation. (In general, the rules of the NYSE would require approval only for shares issued in certain compensation programs, and in business combinations and certain non-public offerings in which, in both cases, the shares issued equal or exceed 20% of our shares outstanding prior to the combination or offering. The Wisconsin Business Corporation Law would require approval only for shares issued in certain business combinations.) The issuance of Common Stock otherwise than on a pro rata basis to all shareholders may have the effect of diluting the ownership interest and voting power of our existing shareholders. Similarly, the shares authorized by the amendment could be used to discourage or make more difficult a non-negotiated attempt to obtain control of our company. This effect could occur through issuance of additional shares of Common Stock that would dilute the interest in the equity and voting power of a party seeking to gain control, including pursuant to our shareholder rights agreement. We are not aware of any effort to obtain control of our company.

Shareholder Vote Required

Approval of the amendment to our Articles of Incorporation requires the affirmative vote of a majority of the votes cast on this matter. Abstentions and broker non-votes will not be counted as votes cast.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. SIGNED PROXY CARDS AND VOTING INSTRUCTION FORMS WILL BE VOTED FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION UNLESS A SHAREHOLDER GIVES OTHER INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION FORM.

HOUSEHOLDING

The broker, bank or other nominee for any shareholder who holds shares in “street name” and is not a shareholder of record may deliver only one copy of this proxy statement to multiple shareholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement to a shareholder at a shared address to which a single copy of the document was delivered. A shareholder who wishes to receive a separate copy of the proxy statement now or in the future (including the Annual Report to Shareholders, when appropriate), should submit a request to MGIC by telephone at (414) 347-6480 or by submitting a written request to Investor Relations, MGIC Investment Corporation, P.O. Box 488, MGIC Plaza, Milwaukee, WI 53201. Beneficial owners sharing an address who are receiving multiple copies of the proxy statement (including the Annual Report to Shareholders, when appropriate) and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy be mailed to all shareholders at the shared address in the future.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-9045

COMPANY #

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

:	INTERNET – www.eproxy.com/MTG Use the Internet to vote your proxy until 11:59 p.m. (CT) on June 26, 2013.

(	PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on June 26, 2013.

*	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

THIS PROXY WHEN SIGNED AND RETURNED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

The Board of Directors Recommends a Vote FOR Item 1.

1.	Proposal to amend the Articles of Incorporation to increase the authorized
	Common Stock from 680,000,000 to 1,000,000,000 shares	☐ For	☐ Against	☐ Abstain

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

MGIC INVESTMENT CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

June 27, 2013
9:00 a.m. Central Time

BRADLEY PAVILION
MARCUS CENTER FOR THE PERFORMING ARTS
929 North Water Street
Milwaukee, WI 53202

MGIC Investment Corporation P.O. Box 488 Milwaukee, WI 53201	proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting on June 27, 2013.

By signing on the reverse side, I hereby appoint CURT S. CULVER and J. MICHAEL LAUER, and either one of them, as my proxy and attorney-in-fact, with full power of substitution by the Board of Directors of MGIC Investment Corporation (MGIC), to represent and vote, according to my choices specified on this proxy card, all shares of Common Stock of MGIC which I am entitled to vote at the Special Meeting of Shareholders to be held in the Bradley Pavilion of the Marcus Center for the Performing Arts, 929 North Water Street, Milwaukee, Wisconsin, on June 27, 2013, at 9:00 a.m. Central Time, and at any adjournment.

I acknowledge that I have received MGIC’s Notice of Special Meeting and Proxy Statement.

Notice to Participants in MGIC’s Profit Sharing and Savings Plan: As a participant in the MGIC Profit Sharing and Savings Plan (Plan), you have the right to instruct the Plan Trustee how to vote the shares of MGIC Common Stock allocated to your account. If your voting instructions are received by the Plan Trustee at least five days before the Special Meeting, shares held in your account will be voted by the Plan Trustee in accordance with your voting choices. If your instructions are not timely received or if you do not respond, shares held in your account will be voted by the Plan Trustee in accordance with the Plan and applicable law.

See reverse for voting instructions.